Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In re:	Case No. 12-12961 (BLS)

FIRST PLACE FINANCIAL CORP.	Chapter 11

Debtor.	Re: Docket No. 6

INTERIM ORDER (A) LIMITING CERTAIN TRANSFERS OF EQUITY

INTERESTS IN THE DEBTOR, NUNC PRO TUNC TO THE PETITION DATE,

AND (B) APPROVING RELATED NOTICE PROCEDURES

The Court, having considered the Motion of Debtor and Debtor in Possession for Order (A) Limiting Certain Transfers of Equity Interests in the Debtor and (B) Approving Related Notice Procedures (the “NOL Motion”),1 and the argument of counsel at the hearing thereon, hereby finds that: (i) it has jurisdiction over the matters raised in the NOL Motion pursuant to 28 U.S.C. §§ 157 and 1334; (ii) this is a core proceeding pursuant to 28 U.S.C. § 157(b)(2); (iii) the relief requested in the NOL Motion is in the best interest of the Debtor, its estate and its creditors; (iv) proper and adequate notice of the NOL Motion has been given and no other or further notice is necessary; (v) all present objections to the NOL Motion have been resolved by this Order or are overruled in their entirety; and (vi) upon the record herein and due deliberation thereon good and sufficient cause exists for the granting of the relief as set forth herein on an interim basis, the Court hereby finds that:

A. Unrestricted trading in equity interests of the Debtor prior to the Debtor’s emergence from Chapter 11 could potentially limit the Debtor’s ability, in connection

[1]	Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the NOL Motion.

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with its eventual emergence from bankruptcy, to utilize net operating loss (“NOL”) carryovers and certain other tax attributes for U.S. federal income tax purposes, pursuant to the rules under section 382 of the Internal Revenue Code.

B. The trading restrictions and procedures set forth herein are reasonable and proper in order to preserve such NOL carryovers and other tax attributes, and are therefore in the best interests of the Debtor, its estate, and its creditors.

C. The relief requested in the NOL Motion is authorized and appropriate under sections 105(a), 362, and 541 of the Bankruptcy Code.

THEREFORE, IT IS HEREBY ORDERED that:

1. The NOL Motion is granted on an interim basis, nunc pro tunc to the Petition Date.

2. The procedures and restrictions set forth on Exhibit A attached hereto, regarding transfers of the Debtor’s equity interests are imposed and approved.

3. The relief provided in this Order is in addition to, and not in lieu of, any and all other rights and remedies available to the Debtor.

4. Notwithstanding the possible applicability of any of the Federal Rules of Bankruptcy Procedure or otherwise, the terms and conditions of this Order shall be immediately effective and enforceable upon its entry.

5. The Court shall retain jurisdiction to hear and determine all matters arising from the implementation of this Order.

6. A hearing to consider final relief regarding the NOL motion will be held before the Court on TBD, 2012.

IT IS SO ORDERED. Dated: November 1, 2012	/s/ BRENDAN L. SHANNON THE HONORABLE BRENDAN L. SHANNON UNITED STATES BANKRUPTCY JUDGE

Exhibit A

NOL Transfer Procedures and Restrictions

1. Notice of Substantial Equityholder Status. Within twenty (20) days of the later of the entry of this Order and the date on which an Entity becomes a Substantial Equityholder (as such term is defined below in Section 8), each Substantial Equityholder shall serve on the Debtor and its counsel, by facsimile or overnight mail, a notice in the form attached to this Order as Exhibit B-1 (a “Substantial Equityholder Notice”), setting forth summary information regarding the aggregate amount of Stock of which that Entity has Tax Ownership.

2. Restrictions and Procedures for Trading in Stock. Any Entity that, after the Petition Date:

a.	is not a Substantial Equityholder and wishes to purchase or otherwise acquire Tax Ownership of an amount of Stock that would cause the Entity to become a Substantial Equityholder;

b.	is a Substantial Equityholder and wishes to purchase or otherwise acquire Tax Ownership of any additional Stock; or

c.	is a Substantial Equityholder and wishes to sell or otherwise dispose of Tax Ownership of any Stock,

must, prior to the consummation of any such transaction, serve on the Debtor and its counsel a notice in the form attached to this Order as Exhibit B-2, in the case of a proposed acquisition of Stock, or Exhibit B-3, in the case of a proposed disposition of Stock (either such notice, a “Proposed Stock Transaction Notice”). If no written objection to the proposed transaction is filed with the Court by the Debtor within twenty

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(20) calendar days following the receipt of a Proposed Stock Transaction Notice, then the transaction may proceed. If a written objection to the proposed transaction is filed by the Debtor with the Court within such period, then the transaction may not be consummated unless and until it is approved by a final and nonappealable order of the Court. Any further transactions within the scope of this Section 2 must be the subject of additional notices as set forth herein with additional waiting periods.

3. Confidentiality. The Debtor shall keep all information provided in notices delivered pursuant to this Order strictly confidential and shall not disclose the contents thereof to any person, except (i) to the extent necessary to respond to a petition or objection filed with the Court; (ii) to the extent necessary to prepare tax returns or tax filings; (iii) to the extent otherwise required by law; or (iv) to the extent that the information contained therein is already public; provided, however, that the Debtor may disclose the contents thereof to its counsel and professional financial advisers and, upon the request of the Creditors Committee or the Equity Committee, if any, shall disclose information relating to any proposed Stock transaction to the counsel and professional financial advisers of the Creditors Committee or the Equity Committee, who shall keep all such notices strictly confidential and shall not disclose the contents thereof to any other person, including any member of the Creditors Committee or the Equity Committee, subject to further Court order. To the extent confidential information is necessary to respond to a petition or objection filed with the Court, such confidential information shall be filed under seal or in redacted form.

4. Sanctions for Noncompliance. Acquisitions and dispositions of Tax Ownership of Stock in violation of the restrictions and procedures set forth in Section 2 shall be void ab initio, and the sanction for violating Section 2 shall be reversal of the noncompliant transaction or such other (or additional) measures as the Court may consider appropriate.

5. Discretionary Waiver by Debtor. The Debtor may waive any sanctions, remedies, or notification procedures imposed by this Order on parties other than the Debtor.

6. Notice of this Order. Within five (5) business days of the entry of this Order, the Debtor shall (i) submit a notice of the entry of this Order (substantially in the form attached to this Order as Exhibit C) for publication on the Bloomberg newswire service and the Depository Trust Company Legal Notice System (also known as LENS); (ii) post such notice together with a copy of this Order on the website, if any, used for the posting of documents in the Debtor’s bankruptcy case; (iii) serve a notice of the entry of this Order on (1) the Office of the United States Trustee for the District of Delaware; (2) any identified Substantial Equityholders; and (3) the Internal Revenue Service. Following the appointment of a Creditors Committee, if any, counsel for the Creditors Committee shall send such notice to their respective committee members. Following the appointment of an Equity Committee, if any, counsel for the Equity Committee shall also send such notice to their respective committee members. All notices required to be served on specific parties in accordance with this paragraph shall be served by means of facsimile and overnight mail.

7. Continued Compliance with Other Applicable Laws and Rules. The requirements set forth in this Order are in addition to the requirements of the Federal Rules of Bankruptcy Procedure and applicable securities, corporate, and other laws, and do not excuse compliance therewith.

8. Definitions. For purposes of this Order, the following definitions shall apply:

“Agent” means a broker, account manager, agent, custodian, nominee, prime broker, clearinghouse, or trustee (including an Indenture Trustee but not including a trustee qualified under section 401(a) of the Internal Revenue Code).

“Bankruptcy Code” means title 11 of the United States Code.

“Chapter 11” means chapter 11 of the Bankruptcy Code.

“Creditors Committee” means the official committee of unsecured creditors, if any, appointed in this case.

“Debtor” has the meaning given in the first paragraph hereof.

“NOL Motion” has the meaning given in the first paragraph hereof.

“Entity” means a person or entity for purposes of the rules under section 382 of the Internal Revenue Code.

“Equity Committee” means a statutorily appointed equityholders committee for the Debtor, if any.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“NOL” has the meaning given in first paragraph of the findings hereof.

“Petition Date” means October 29, 2012.

“Proposed Stock Transaction Notice” has the meaning given in Section 2.

“Stock” means the common shares of First Place Financial Corp., including any options, warrants, debt conversion rights, or other rights to acquire the common shares of First Place Financial Corp. or similar interests, regardless of whether such options are contingent or otherwise not currently exercisable.

“Substantial Equityholder” means an Entity that has Tax Ownership of at least 905,793 shares of Stock.

“Substantial Equityholder Notice” has the meaning given in Section 1.

“Tax Ownership” means beneficial ownership for U.S. federal income tax purposes as determined in accordance with applicable rules under section 382 of the Internal Revenue Code. To the extent provided in those rules, Tax Ownership shall include, but not be limited to, direct and indirect ownership (e.g., a holding company would generally be considered to have Tax Ownership of all Stock owned by its subsidiaries), ownership by members of a person’s family and persons acting in concert and, in certain cases, ownership of an option, warrant, convertible security, or similar interest.

Exhibit B-1

SUBSTANTIAL EQUITYHOLDER NOTICE

PLEASE TAKE NOTICE that, as of [             ], 20    , [    ] has Tax Ownership1 of [                ] shares of the Stock.

PLEASE TAKE FURTHER NOTICE that this Notice is being served upon [                    ].

This notice is given in addition to, and not as a substitute for, any requisite notice under Rule 3001(e) of the Federal Rules of Bankruptcy Procedure.

Respectfully submitted,

[Name]

[Address]
[Telephone]
[Facsimile]

Dated: [             ], [        ]

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Unless otherwise defined herein, each capitalized term shall have the meaning ascribed to it in the Order (A) Limiting Certain Transfers of Equity Interests in the Debtor and (B) Approving Related Notice Procedures entered in the chapter 11 bankruptcy case of First Place Financial Corp. (the “Order”).

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Exhibit B-2

NOTICE OF INTENT TO PURCHASE OR OTHERWISE

ACQUIRE TAX OWNERSHIP OF STOCK

PLEASE TAKE NOTICE that [                    ] intends to purchase or otherwise acquire Tax Ownership of [                ] shares of the Stock (the “Proposed Transaction”).1

PLEASE TAKE FURTHER NOTICE that, prior to giving effect to the Proposed Transaction, [                    ] has Tax Ownership of [                ] shares of the Stock.

PLEASE TAKE FURTHER NOTICE that, after giving effect to the Proposed Transaction, [                    ] would have Tax Ownership of [                ] shares of the Stock.

PLEASE TAKE FURTHER NOTICE that this notice is being served upon [                    ].

[                    ] further acknowledges and agrees that (i) if the Debtor files a written objection to the Proposed Transaction within twenty (20) calendar days of the date of this notice, the Proposed Transaction may not be consummated unless approved by a final and nonappealable order of the Court; (ii) any transaction purportedly consummated in violation of the Order will be void ab initio and will result in the imposition of sanctions as provided in the Order; and (iii) any further transactions contemplated by [                    ] that may result in [                    ] purchasing or otherwise acquiring Tax Ownership of additional Stock will each require an additional notice to be served in the same manner as this notice.

Respectfully submitted,

[Name]

[Address]
[Telephone]
[Facsimile]

Dated: [             ], [        ]

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Unless otherwise defined herein, each capitalized term shall have the meaning ascribed to it in the Order (A) Limiting Certain Transfers of Equity Interests in the Debtor and (B) Approving Related Notice Procedures entered in the chapter 11 bankruptcy case of First Place Financial Corp. (the “Order”).

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Exhibit B-3

NOTICE OF INTENT TO SELL OR OTHERWISE

DISPOSE OF TAX OWNERSHIP OF STOCK

PLEASE TAKE NOTICE that [                    ] intends to sell or otherwise dispose of Tax Ownership of [                ] shares of the Stock (the “Proposed Transaction”).1

PLEASE TAKE FURTHER NOTICE that, before giving effect to the Proposed Transaction, [                     ] has Tax Ownership of [                ] shares of the Stock.

PLEASE TAKE FURTHER NOTICE that, after giving effect to the Proposed Transaction, [                     ] would have Tax Ownership of [                ] shares of the Stock.

PLEASE TAKE FURTHER NOTICE that this notice is being served upon [                    ].

[                    ] further acknowledges and agrees that (i) if the Debtor files a written objection to the Proposed Transaction within twenty (20) calendar days of the date of this notice, the Proposed Transaction may not be consummated unless approved by a final and nonappealable order of the Court; (ii) any transaction purportedly consummated in violation of the Order will be void ab initio and will result in the imposition of sanctions as provided in the Order; and (iii) any further transactions contemplated by [                    ] that may result in [                    ] selling or otherwise disposing of Tax Ownership of additional Stock will each require an additional notice to be served in the same manner as this notice.

Respectfully submitted, [Name] [Address] [Telephone] [Facsimile]

Dated: [             ], [        ]

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Unless otherwise defined herein, each capitalized term shall have the meaning ascribed to it in the Order (A) Limiting Certain Transfers of Equity Interests in the Debtor and (B) Approving Related Notice Procedures entered in the chapter 11 bankruptcy case of First Place Financial Corp. (the “Order”).

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Exhibit C

PUBLICATION NOTICE

Court Enters Order Restricting Trading in Equity of First Place Financial Corp.

The United States Bankruptcy Court for the District of Delaware has entered an order that imposes substantial restrictions on the trading of equity interests in First Place Financial Corp. A copy of the order may be found at the following internet address: [                    ]; questions regarding the order may be directed to representatives of the debtor at the following telephone number: [                    ]. The case number for the bankruptcy action is 12-         -     -11.

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